Exhibit 3.1

      CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION
                             OF
                  ZEOS INTERNATIONAL, LTD.


     The undersigned, the President of ZEOS INTERNATIONAL, Ltd., a Minnesota corporation, hereby certifies that at a duly called special meeting of the shareholders of the Corporation, held on July 29, 1987, the following resolutions relating to the adoption of Restated Articles of Incorporation were duly adopted in accordance with Minnesota Statutes, Chapter 302A, and the Articles of Incorporation and Bylaws of the Corporation:

     RESOLVED, that the presently existing Articles of Incorporation, as amended, of this corporation are hereby amended and restated in their entirety to read as set forth in the document entitled "Restated Articles of Incorporation of ZEOS INTERNATIONAL, Ltd." which is marked "Exhibit A" to these resolutions and attached hereto.

     FURTHER  RESOLVED,  that  such  Restated  Articles  of
Incorporation shall supersede the existing articles of Incorporation and all amendments thereto.

     FURTHER  RESOLVED,  that  the  president  is   hereby
authorized and directed to prepare and file with the Minnesota Secretary of State a Certificate of Restated
Articles of Incorporation in accordance with law.

The undersigned further certifies that the document attached hereto and marked "Exhibit A" and entitled "Restated Articles of Incorporation of ZEOS INTERNATIONAL, Ltd." is a true copy of the Restated Articles of Incorporation as so adopted and such Restated Articles of Incorporation supersede the existing Articles of Incorporation and all amendments thereto.

     IN WITNESS WHEREOF, the undersigned has executed this document this 30th day of July, 1987.

                              ZEOS INTERNATIONAL, LTD.

                              By  /s/    Greg E. Herrick
                                  ----------------------
                                  Greg E. Herrick
                                  Its President


STATE OF MINNESOTA   )
                     )ss.
COUNTY OF            )


     The foregoing instrument was acknowledged before me on July 30, 1987, by Greg E. Herrick, the President of ZEOS
INTERNATIONAL, Ltd., on behalf of the Corporation.

                              /s/  Teresa H. Peulen
                              ---------------------
                              Notary Public

                          RESTATED
                  ARTICLES OF INCORPORATION
                             OF
                  ZEOS INTERNATIONAL, LTD.


                      ARTICLE 1.  NAME

     The name of the corporation is "ZEOS INTERNATIONAL, LTD."

                ARTICLE 2.  REGISTERED OFFICE

     The address of the registered office of the corporation
in  Minnesota  is  30 Fifth Avenue, N.W.,  Suite  1000,  New
Brighton, Minnesota  55112

                ARTICLE 3.  AUTHORIZED SHARES

     The aggregate number of authorized shares of the corporation is 5,000,000 of $.01 par value, which shall be divisible into the classes and series, have the designations, voting rights, and other rights and preferences and be subject to the restrictions that the Board of Directors of the corporation may from time to time establish, fix, and determine consistent with Articles 4 and 5 hereof. Unless otherwise designated by the Board of Directors, all issued shares shall be deemed Common Stock with equal rights and preferences.

              ARTICLE 4.  NO CUMULATIVE VOTING

     There shall be no cumulative voting by the shareholders of the corporation.

              ARTICLE 5.  NO PREEMPTIVE RIGHTS

     The shareholders of the corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class, or series of the corporation.

              ARTICLE 6.  BOARD OF DIRECTORS

     The names and addresses of the members of the Board of Directors are:

Name                          Address

Greg E. Herrick               1206 Kenwood Parkway
                              Minneapolis, Minnesota  55405

Robert A. Burnett             300 Walnut Street
                              Suite 270
                              Des Moines, Iowa  50309

Thomas William Evans, M.D.    1317 North Elm Street
                              Ottumwa, Iowa  52501

           ARTICLE 7.  WRITTEN ACTION BY DIRECTORS

     An action required or permitted to be taken at a meeting of the Board of Directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, the number of directors that would be required to take the same action at a meeting of the Board of Directors of the corporation at which all of the directors were present.

               ARTICLE 8.  DIRECTOR LIABILITY

     A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of the director's duty or loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes;
(iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this Article 8 became effective.

     I. The Minnesota Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended.

     Any repeal or modification of the foregoing provisions of this Article 8 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                    ARTICLES OF AMENDMENT
                             OF
                  ARTICLES OF INCORPORATION
                             OF
                  ZEOS INTERNATIONAL, LTD.


     1.  The name of the Corporation is ZEOS International,
Ltd., a Minnesota corporation.

     2. The following is the full text of amendments to the articles of incorporation of ZEOS International, Ltd.;

     RESOLVED,   that  Article  3  of  the   Articles   of
Incorporation shall be amended in its entirety to read as follows:

               "ARTICLE 3.  AUTHORIZED SHARES

     The aggregate number of authorized shares of the corporation is 15,000,000 of $.01 par value, which shall be divisible into the classes and series, have the designations, voting rights, and other rights and preferences and be subject to the restrictions that the Board of Directors of the corporation may from time to time establish, fix and determine consistent with Articles 4 and 5 hereof. Unless otherwise designated by the Board of Directors, all issued shares shall be deemed Common Stock with Equal rights and preferences."

3. The amendment was adopted by the shareholders pursuant to section 302A.135 of the Minnesota Business Corporation
Act on May 23, 1989.

     IN WITNESS WHEREOF, the undersigned, the Executive Vice
President of ZEOS International, Ltd., being duly authorized on behalf of ZEOS International, Ltd., has executed this document this 7th day of July, 1989.


                              /s/ Donald W. Cartwright
                              ------------------------
                              Donald W. Cartwright
                              Executive Vice President